Exhibit 10.2.86
SECOND AMENDMENT TO THE
MIRANT SERVICES SUPPLEMENTAL BENEFIT (PENSION) PLAN
     WHEREAS, Mirant Services, LLC (“Company”) has adopted the Mirant Services Supplemental Benefit (Pension) Plan, as most recently amended and restated, effective as of January 1, 2009 (“Plan”); and
     WHEREAS, the Mirant Benefits Committee (“Committee”) is authorized pursuant to Section 6.2 of the Plan to amend the Plan at any time, provided the amendment to the Plan does not involve a substantial increase in cost to the Company or any United States subsidiary or affiliate of the Mirant Corporation which also has adopted this Plan;
     NOW, THEREFORE, the Committee hereby amends the Plan as follows effective January 1, 2010:
1.
     A new subparagraph (iv) is hereby added to Section 5.2(a) as follows:
“(iv)	The Committee, in its discretion, may elect to take FICA Taxes into account on any date or dates prior to the Resolution Date but no earlier than the date described in the following sentence. The earliest date FICA Taxes can be taken into account is the later of (i) the date on which services are rendered which creates the Pension Benefit subject to the FICA Tax or (ii) the date on which the right to the Pension Benefit is no longer subject to a substantial risk of forfeiture. (See Treasury Regulation Section 31.3121(v)(2)-1(e)(4)(ii) or its successor.)”
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     Except as amended herein by this Second Amendment, the Plan shall remain in full force and effect as amended and restated by the Company prior to the adoption of this Second Amendment.
     IN WITNESS WHEREOF, the Committee through a duly authorized officer of the Company has adopted this Second Amendment to the Plan on this 3rd day of December, 2010, to be effective as of the date listed above.

MIRANT SERVICES, LLC
By:	/s/ Kevin P. Boudreaux
Kevin P. Boudreaux
Vice President, Administration